EXHIBIT 99.6
AKAMAI TECHNOLOGIES, INC.
SPEEDERA NETWORKS, INC.
UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS
     On June 10, 2005, Akamai Technologies, Inc. (the “Company” or “Akamai”) acquired privately-held Speedera Networks, Inc. (“Speedera”). The Company acquired all of the outstanding common and preferred stock, including vested and unvested stock options, of Speedera in exchange for approximately 10.6 million shares of Akamai common stock and 1.7 million Akamai stock options. The aggregate purchase price, net of cash received, was approximately $142.2 million, which consisted of $121.5 million in shares of common stock, $18.2 million in fair value of the Company’s stock options and transaction costs of $2.5 million, which primarily consisted of fees for financial advisory and legal services.
     The unaudited combined condensed pro forma statement of operations for the year ended December 31, 2005, was prepared as if the acquisition of Speedera had occurred on January 1, 2005.
     The unaudited pro forma adjustments are based upon available information and assumptions that Akamai believes are reasonable. The unaudited pro forma combined condensed consolidated financial statements and related notes thereto should be read in conjunction with Akamai’s historical consolidated financial statements as previously filed on Akamai’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2006. In addition, this unaudited combined condensed pro forma information should be read in conjunction with the historical condensed consolidated financial statements of Speedera included within this Amendment to Current Report on Form 8-K/A. The historical income statement of Speedera for the twelve months ended December 31, 2005 represents the results of operation from January 1, 2005 to June 10, 2005. Activity associated with Speedera subsequent to June 10, 2005 is included as part of Akamai’s results of operations.
     These unaudited combined condensed pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Speedera been consummated as of January 1, 2005. The pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Akamai and Speedera.

AKAMAI TECHNOLOGIES, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005
(UNAUDITED)
(in thousands, except per share data)

					AKAMAI
			PRO FORMA		PRO FORMA
	AKAMAI	SPEEDERA	ADJUSTMENTS		COMBINED
Revenues:
Services	$281,468	$19,105	$—		$300,573
Software and software-related	1,647	—	—		1,647

Total revenues	283,115	19,105	—		302,220

Cost and operating expenses:
Cost of revenues	55,655	6,560	(249	)D	61,966
Research and development	18,071	768	648	E,G	19,487
Sales and marketing	77,876	3,926	383	E	82,185
General and administrative	53,014	9,310	749	D,E,F	63,073
Amortization of other intangible assets	5,124	—	4,060	B	9,184

Total cost and operating expenses	209,740	20,564	5,591		235,895

Income (loss) from operations	73,375	(1,459)	(5,591)		66,325
Interest income	4,263	22	—		4,285
Interest expense	(5,330)	(251)	233	C	(5,348)
Other (expense) income, net	(507)	—	—		(507)
(Loss) gain on investments, net	(27)	—	—		(27)
Loss on early extinguishment of debt	(1,370)	—	—		(1,370)

Income (loss) before provision for income taxes	70,404	(1,688)	(5,358)		63,358
(Benefit) provision for income taxes	(257,594)	—	160	A	(257,434)

Net income (loss)	$327,998	$(1,688)	$(5,518)		$320,792

Net income per share:
Basic	$2.41				$2.19
Diluted	$2.11				$1.94
Shares used in per share calculations:
Basic	136,167				146,171
Diluted	156,944				166,948
See accompanying notes to the unaudited pro forma combined condensed financial statements.

Note 1 – Basis of Presentation
     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2005 gives effect to the acquisition of Speedera by Akamai as if the acquisition had occurred on January 1, 2005. The historic income statement of Speedera for the twelve months ended December 31, 2005 represents the results of operation from January 1, 2005 to June 10, 2005.
     The unaudited combined condensed pro forma financial information has been prepared on the same basis as Akamai’s audited financial statements. The acquisition was accounted for using the purchase method of accounting and, accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair value and consolidated into the net assets of Akamai.
Note 2 – Pro Forma Adjustments
     The pro forma adjustments have not been adjusted to eliminate $5.0 million of transaction costs incurred by Speedera which is directly attributable to the business combination. Adjustments have been made to the unaudited pro forma combined financial information to reflect the following:
(A)	Income taxes based on statutory rates applied to the net effect of changes in the results of operations.

(B)	Amortization expense related to identified intangible assets acquired. The Company recorded the estimate of fair value for intangible assets, determined at the time of acquisition, of $43.2 million. The following are identified intangible assets acquired and the respective estimated useful lives over which the assets will be amortized:

		Amortization
	Amount	Period
	(In thousands)	(In years)
Completed technologies	$1,000	1-4
Customer relationships	40,900	8
Non-compete agreements	1,300	3

Total	$43,200

The completed technologies and the non-compete agreements will be amortized on a straight-line basis over their expected useful lives. The customer relationships will be amortized at the ratio that current revenues generated from those customer relationships bear to the total estimated revenues to be generated from those relationships from the date of acquisition. Annual amortization expense from the customer relationships is expected to be $7.7 million, $7.1 million, $5.3 million, $4.5 million and $3.7 million for 2006, 2007, 2008, 2009 and 2010, respectively.

(C)	Reduction in interest expense associated with Speedera’s notes payable during the pro forma periods presented that was repaid at the time of acquisition, which is directly attributable to the business combination.

(D)	Depreciation expense for acquired fixed assets based on the estimate of fair values determined at the time of acquisition. Depreciation expense is calculated on straight-line basis over estimated useful lives of 12 to 48 months.

(E)	Deferred compensation expense related to options issued in the acquisition which had been earned over the period presented in the statement of operations included in the unaudited pro forma combined condensed financial statements.

(F)	Non-income tax expense, including property taxes and sales taxes, to conform with Akamai’s policy on non-income tax reserves and accruals.

(G)	Elimination of the impact of Speedera’s internal use capitalized software costs.
Note 3 – Net Income per Share
     Pro forma basic net income per share is computed using the weighted average number of common shares outstanding during the applicable quarter and assumes that common shares for the business combination were issued at the beginning of the period presented. Pro forma diluted net income per share is computed using the weighted average number of common shares outstanding during the year, assuming that common shares for the business combination were issued at the beginning of the period presented, plus the dilutive effect of potential common stock. Potential common stock consists of stock options, deferred stock units, unvested restricted common stock and convertible notes.
     The following table sets forth the components used in the computation of pro forma basic and diluted net income per common share (in thousands, except per share data):

For the Year
Ended December 31,
2005
Numerator:
Pro forma net income	$320,792
Add back of interest expense on 1% convertible senior notes	2,841

Numerator for pro forma diluted net income	$323,633

Denominator:
Denominator for basic net income per common share	136,167
Eliminate impact of weighted shares issued for business combination recorded in historical results	(585)
Pro forma shares issued for the business combination	10,589

Denominator for pro forma basic net income per common share	146,171

Effect of dilutive securities:
Stock options	7,691
Restricted common stock and deferred stock units	141
1% convertible senior notes	12,945

Denominator for pro forma diluted net income per common share	166,948

Pro forma basic net income per common share	$2.19
Pro forma diluted net income per common share	$1.94